EX-99.77Q(1)(f) - Copies of any merger or consolidation agreement

The definitive plan of reorganization with respect to the AXA Enterprise Aggressive Allocation Fund is incorporated herein by reference to Appendix A of the Combined Proxy Statement/Prospectus filed electronically with the SEC on March 19, 2007 (Accession No. 0000950123-07-004075).

The definitive plan of reorganization with respect to the Goldman Sachs Tollkeeper Fund is hereby incorporated by reference to Appendix A of the Combined Proxy Statement/Prospectus filed electronically with the SEC on March 19, 2007 (Accession No. 0000950123-07-004075).